Exhibit 99.4

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 20, 2023, Southern Missouri Bancorp, Inc. (“Southern Missouri”) completed its previously announced acquisition of Citizens Bancshares Co. (“Citizens”) pursuant to the Agreement and Plan of Merger, dated September 20, 2022 (the “Merger Agreement”), by and among Southern Missouri, Southern Missouri Acquisition VI Corp (“Merger Sub”), a wholly owned subsidiary of Southern Missouri, and Citizens under which Citizens merged with and into Merger Sub, followed by the merger of Merger Sub with and into Southern Missouri (collectively, the “Merger”). Citizens was the parent company of Citizens Bank & Trust Company, which became a wholly owned subsidiary of Southern Missouri upon completion of the Merger and was subsequently merged with and into Southern Bank, a wholly owned subsidiary of Southern Missouri.

As a result of the Merger, each share of Citizens common stock held immediately prior to completion of the Merger was exchanged for 1.1755 shares of Southern Missouri common stock or $54.93 in cash (as adjusted based on Citizens’ capital and the total number of shares outstanding immediately prior to closing) at the election of the Citizens’ shareholders, subject to the proration and allocation procedures set forth in the Merger Agreement. Southern Missouri paid approximately $133.2 million in Merger consideration, inclusive of cash settlement of Citizens stock options, comprised of stock and cash at a 74:26 ratio.

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of Southern Missouri and Citizens and has been prepared to illustrate the financial effect of the Merger. The following unaudited pro forma condensed combined financial information combines the historical consolidated financial position and results of operations of Southern Missouri and its subsidiaries and Citizens and its subsidiaries, as an acquisition by Southern Missouri of Citizens using the acquisition method of accounting and giving effect to the related pro forma adjustments described in the accompanying notes. Under the acquisition method of accounting, the assets and liabilities of Citizens will be recorded by Southern Missouri at their respective fair values as of the date the Merger was completed.

The unaudited pro forma condensed combined balance sheet gives effect to the transaction as if the transaction had occurred on September 30, 2022. The unaudited pro forma condensed combined income statements for the three-month period ended September 30, 2022, give effect to the transaction as if the transaction had become effective at July 1, 2022. The unaudited pro forma condensed combined income statement for the year ended June 30, 2022, gives effect to the transaction as if the transaction had become effective at July 1, 2021.

This unaudited pro forma condensed combined financial information reflects the Merger based upon estimated acquisition accounting adjustments. Actual adjustments will be made as of the effective date of the Merger and, therefore, may differ from those reflected in the unaudited pro forma condensed combined financial information.

Southern Missouri and Citizens have different fiscal years. Citizens’ fiscal year ends on December 31 of each year and Southern Missouri’s fiscal year ends on June 30 of each year. As the fiscal years differed by more than 93 days, pursuant to the rules of the Securities and Exchange Commission, Citizens’ financial information was adjusted for the purpose of preparing the unaudited pro forma condensed combined statements of income for the year ended June 30, 2022. The historical income statement information of Citizens used in the unaudited pro forma condensed combined statements of income for the year ended June 30, 2022, was prepared by taking the audited condensed combined income statement for the year ended December 31, 2021, subtracting the unaudited condensed combined income statement for the six months ended June 30, 2021, and adding the unaudited condensed combined income statement for the six months ended June 30, 2022.

The determination of the fair values of Citizens’ assets and liabilities has been based on the net tangible and intangible assets of Citizens that existed as of the date of completion of the transaction. The value of the final purchase price of the Merger was based on the closing price of Southern Missouri common stock on the closing date of the Merger, with respect to the stock portion of the merger consideration. The closing price of Southern Missouri common stock of $47.32 on January 20, 2023, was used for purposes of presenting the unaudited pro forma condensed combined consolidated balance sheet at September 30, 2022.

The unaudited pro forma condensed combined financial information includes estimated adjustments to record Citizens’ assets and liabilities at their respective fair values based on Southern Missouri’s management’s best estimate using the information available at this time. The pro forma adjustments may be revised as additional information becomes available and as additional analyses are performed. Increases or decreases in the fair value of certain balance sheet amounts and other items of Citizens as compared to the information presented in this document may change the amount of the purchase price allocated to goodwill and other assets and liabilities and may impact the statement of income due to adjustments in yield and/or amortization of adjusted assets and liabilities.

FASB issued ASU 2016-13, Financial Instruments – Credit Losses, also known as the current expected credit loss (“CECL”) standard, which requires that the measurement of all expected credit losses for financial assets reported at amortized cost and held at the reporting date be based on historical experience, current conditions, and reasonable and supportable forecasts. This standard requires financial institutions and other organizations to use forward-looking information to better inform their credit loss estimates. The standard was effective for Southern Missouri as of July 1, 2020, however it did not become effective for Citizens until January 1, 2023. Subsequent to its adoption, Southern Missouri ceased to maintain the incurred loss model framework. The pro forma balance sheet reflects an adjustment to estimate the impact of the application of ASU 2016-13 to the combined allowance for loan/credit losses as of September 30, 2022. The pro forma income statements reflect an adjustment as of the beginning of each period presented, to estimate the impact of the application of ASU 2016-13 to the combined provision for credit/loan losses.

Further, in addition to ASU 2016-13 noted above, Southern Missouri has not identified all adjustments necessary to conform Citizens accounting policies to Southern Missouri’s accounting policies. As more information becomes available, Southern Missouri will perform a more detailed review of Citizens’ accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the combined company’s financial information.

The unaudited pro forma condensed combined financial information included are presented for informational purposes only and do not necessarily reflect the financial results of the combined company had the companies actually been combined at the beginning of each period presented. The adjustments included in this unaudited pro forma condensed combined financial information are preliminary and may be revised. This information also does not reflect the benefits of the expected cost savings and expense efficiencies, opportunities to earn additional revenue, potential impacts of current market conditions on revenues or asset dispositions, among other factors, and includes various preliminary estimates and may not necessarily be indicative of the financial position or results of operations that would have occurred if the Merger had been consummated on the date or at the beginning of the period indicated or which may be attained in the future. The following unaudited pro forma condensed combined consolidated financial information and related notes have been derived from and should be read in conjunction with the historical consolidated financial statements and the related notes of Southern Missouri contained in its Annual Report on Form 10-K for the fiscal year ended June 30, 2022 and its Quarterly Report on Form 10-K for the quarterly period ended September 30, 2022, filed with the Securities and Exchange Commission, and the historical consolidated financial statements and related notes of Citizens included in this Current Report on Form 8-K/A.

CONDENSED COMBINED PRO FORMA STATEMENTS OF FINANCIAL CONDITION (Unaudited)

As of September 30, 2022

(in thousands)

	Southern Missouri	Citizens Bancshares	Pro Forma
	Bancorp	Company	Adjustments		Pro Forma
ASSETS
Cash and cash equivalents	$47,718	$257,081	$(34,761)	[1]	$270,038
Interest-bearing time deposits	2,018	—	—		2,018
Available-for-sale securities	235,116	228,710	—		463,826
Non-marketable securities - Federal Home Loan Bank and Federal Reserve Bank stock	19,290	1,174	—		20,464

Loans receivable	2,976,609	459,485	(13,546)	[2]	3,422,548
Allowance for credit losses	(37,418)	(6,416)	118	[3]	(43,716)
Loans receivable, net	2,939,191	453,069	(13,428)		3,378,832
Premises and equipment, net	70,550	14,135	7,039	[4]	91,724
Bank-owned life insurance - cash surrender value	49,024	21,622	—		70,646
Goodwill	27,288	2,042	22,091	[5]	51,421
Other intangible assets	7,787	490	23,839	[6]	32,116
Accrued interest receivable, prepaid expenses, and other assets	46,861	20,571	(4,926)	[7]	62,506
TOTAL ASSETS	$3,444,843	$998,894	$(146)		$4,443,591

LIABILITIES
Deposits	$2,851,013	$898,147	$95	[8]	$3,749,255
Federal Home Loan Bank (FHLB) advances	224,973	—	—		224,973
Subordinated debt	23,068	—	—		23,068
Accrued interest payable, accrued expenses, and other liabilities	19,389	5,740	8,968	[9]	34,097
TOTAL LIABILITIES	3,118,443	903,887	9,063		4,031,393

STOCKHOLDERS' EQUITY
Common stock	98	26	(26)		98
Additional paid-in capital	119,216	8,832	89,578		217,626
Retained earnings	247,780	101,510	(114,122)		235,168
Treasury Stock	(21,116)	(4,900)	4,900		(21,116)
Accumulated other comprehensive loss	(19,578)	(10,461)	10,461		(19,578)
TOTAL STOCKHOLDERS’ EQUITY	326,400	95,007	(9,209)	[10]	412,198
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,444,843	$998,894	$(146)		$4,443,591

CONDENSED COMBINED PRO FORMA STATEMENTS OF INCOME (Unaudited)

For the three-month period ended September 30, 2022

(in thousands, except for share and per share data)

	Southern Missouri	Citizens Bancshares	Pro Forma
	Bancorp	Company	Adjustments		Pro Forma
INTEREST INCOME
Loans	$33,180	$6,447	$1,718	[11]	$41,345
Investment securities	665	997	594	[12]	2,256
Mortgage-backed securities	990	720	—		1,710
Other interest-earning assets	162	1,250	—		1,412
TOTAL INTEREST INCOME	34,997	9,414	2,312		46,723

INTEREST EXPENSE
Deposits	5,761	837	23	[13]	6,621
Advances from FHLB Des Moines	438	—	—		438
Notes due to shareholders	—	3	—		3
Subordinated debt	290	—	—		290
TOTAL INTEREST EXPENSE	6,489	840	23		7,352

NET INTEREST INCOME	28,508	8,574	2,289		39,371
Provision for loan losses	5,056	22	6,966	[14]	12,044
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	23,452	8,552	(4,677)		27,327

NONINTEREST INCOME
Deposit account charges and related fees	1,777	797	—		2,574
Bank credit transaction fees	1,018	875	—		1,893
Loan late charges	122	—	—		122
Loan servicing fees	312	19	—		331
Other loan fees	882	—	—		882
Net realized gains on sale of loans	292	—	—		292
Earnings on bank owned life insurance	318	111	—		429
Other income	793	570	—		1,363
TOTAL NONINTEREST INCOME	5,514	2,372	—		7,886

NONINTEREST EXPENSE
Compensation and benefits	9,752	3,453	—		13,205
Occupancy and equipment, net	2,447	1,200	59	[15]	3,706
Data processing expense	1,445	258	—		1,703
Telecommunication expense	331	137	—		468
Deposit insurance premiums	215	75	—		290
Legal and professional fees	411	314	—		725
Advertising	449	105	—		554
Postage and office supplies	213	96	—		309
Intangible amortization	402	15	699	[16]	1,116
Foreclosure property expenses/losses	(41)	57	—		16
Other operating expense	1,296	980	—		2,276
Merger-related expense	—	—	8,748	[17]	8,748
TOTAL NONINTEREST EXPENSE	16,920	6,690	9,506		33,116

INCOME BEFORE INCOME TAXES	12,046	4,234	(14,183)		2,097

PROVISION FOR INCOME TAXES	2,443	994	(2,765)	[18]	672

NET INCOME	9,603	3,240	(11,418)		1,425

Less: distributed and undistributed earnings allocated to participating securities	(43)	-	-		(43)

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$9,560	$3,240	$(11,418)		$1,382

Basic earnings per share available to common stockholders	$1.04	$1.38			$0.12
Diluted earnings per share available to common stockholders	$1.04	$1.38			$0.12

Average shares outstanding - Basic	9,187,857	2,346,915	2,079,678		11,267,535
Average shares outstanding - Diluted	9,210,467	2,346,915	2,079,678		11,290,145

CONDENSED COMBINED PRO FORMA STATEMENTS OF INCOME (Unaudited)

For the Year Ended June 30, 2022

(in thousands, except for share and per share data)

	Southern Missouri	Citizens Bancshares	Pro Forma
	Bancorp	Company	Adjustments		Pro Forma
INTEREST INCOME
Loans	$111,495	$20,387	$5,521	[11]	$137,403
Investment securities	2,197	2,280	2,378	[12]	6,855
Mortgage-backed securities	2,738	1,262	—		4,000
Other interest-earning assets	437	745	—		1,182
TOTAL INTEREST INCOME	116,867	24,674	7,899		149,440

INTEREST EXPENSE
Deposits	11,822	1,308	37	[13]	13,167
Advances from FHLB Des Moines	792	—	—		792
Notes due to shareholders	—	13	—		13
Subordinated debt	686	—	—		686
TOTAL INTEREST EXPENSE	13,300	1,321	37		14,658

NET INTEREST INCOME	103,567	23,353	7,862		134,782
Provision for loan losses	1,487	(1,456)	6,966	[14]	6,997
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	102,080	24,809	896		127,785

NONINTEREST INCOME
Deposit account charges and related fees	6,450	2,851	—		9,301
Bank credit transaction fees	4,224	3,124	—		7,348
Net realized gains on sale of loans	1,598	348	—		1,946
Net realized gains on sale of available for sale securities	—	—	—		—
Earnings on bank owned life insurance	1,168	438	—		1,606
Other income	7,763	3,223	—		10,986
TOTAL NONINTEREST INCOME	21,203	9,984	—		31,187

NONINTEREST EXPENSE
Compensation and benefits	35,611	14,940	—		50,551
Occupancy and equipment, net	9,248	4,924	235	[15]	14,407
Data processing expense	5,996	1,008	—		7,004
Telecommunication expense	1,273	593	—		1,866
Deposit insurance premiums	743	375	—		1,118
Legal and professional fees	1,362	809	—		2,171
Advertising	1,496	411	—		1,907
Postage and office supplies	823	390	—		1,213
Intangible amortization	1,441	59	2,796	[16]	4,296
Foreclosure property expenses/losses	522	506	—		1,028
Other operating expense	4,864	4,318	—		9,182
Merger-related expense	—	—	8,748	[17]	8,748
TOTAL NONINTEREST EXPENSE	63,379	28,333	11,779		103,491

INCOME BEFORE INCOME TAXES	59,904	6,460	(10,883)		55,481

PROVISION FOR INCOME TAXES	12,735	1,369	(2,039)	[18]	12,065

NET INCOME	47,169	5,091	(8,844)		43,416

Less: distributed and undistributed earnings allocated to participating securities	195	-	-		195

NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$46,974	$5,091	$(8,844)		$43,221

Basic earnings per share available to common stockholders	$5.22	$2.17			$3.93
Diluted earnings per share available to common stockholders	$5.21	$2.17			$3.92

Average shares outstanding - Basic	8,994,022	2,346,915	2,015,061		11,009,083
Average shares outstanding - Diluted	9,011,144	2,346,915	2,015,061		11,026,205

Notes to Pro Forma Condensed Combined Financial Information (Unaudited)

1.	Represents cash paid for 25% of outstanding common stock and all outstanding stock options.

2.	Adjustment to reflect the preliminary estimate of fair value of acquired loans, including current interest rates and liquidity, as well as the fair value of future credit marks.

(in thousands)	September 30, 2022
Estimate of fair value: acquired non-PCD loans	$(12,078)
Estimate of fair value: acquired PCD loans	(2,056)
Eliminate unrecognized loan origination expenses	(533)
Fair value adjustments to loans	(14,667)
Gross up of PCD loans	1,121
Total pro forma adjustment to loans	$(13,546)

3.	Adjustments to the allowance for credit losses include the following:

(in thousands)	September 30, 2022
Reverse Citizens’ allowance for loan losses	$6,416
Record CECL estimate for PCD loans	(1,121)
Record CECL estimate for non-PCD loans	(5,177)
Total pro forma adjustment to allowance for credit losses	118

4.	Reflects adjustments to acquired premises and equipment based primarily on real estate appraisals.

5.	Adjustment to eliminate historical Citizens goodwill of $2.0 million and to establish $24.1 million of goodwill for amount of consideration paid in excess of fair value of assets received over liabilities assumed. The pro forma adjustments include the accounting entries to record the transaction under the acquisition method of accounting for business combinations. The excess of the purchase price over the fair value of net assets acquired was allocated to goodwill. Fair value adjustments included in the pro forma financial statements are based upon available information and certain assumptions which are considered reasonable, and will be revised as additional information becomes available.

The following table summarizes the determination of the purchase price consideration based on the $47.32 closing price of Southern Missouri common stock on January 20, 2023.

Shares of Citizens outstanding	2,358,915
Shares to be exchanged for stock	1,769,186
Exchange ratio	1.1755
Southern Missouri shares to be issued	2,079,678
Price per share of Southern Missouri on January 20, 2023	$47.32
Preliminary consideration for common stock	$98,410,363

Shares to be exchanged for cash	587,729
Cash consideration per share	$54.93
Cash consideration for shares outstanding	32,393,814
Cash settlement of options outstanding	2,367,350
Total cash consideration	$34,761,164

6.	Adjustment to reflect approximately $24.3 million of core deposit and trust services intangible at the estimated fair value and to eliminate historical Citizens’ intangible assets.

7.	Adjustment of $(2.2) million to net deferred tax assets due to the business combination and adjustment of $(2.7) million to the estimated fair value of foreclosed real estate.

8.	Adjustment to reflect the estimate of fair value on time deposits.

9.	Represents CECL estimate for off-balance sheet credit exposures of $1.8 million and estimated after-tax merger costs of $7.2 million ($8.7 million, pre-tax), of which some costs will be recognized over time. These cost estimates for both Southern Missouri and Citizens are forward-looking. The type and amount of actual costs incurred could vary materially from these estimates if future developments differ from the underlying assumptions used by management in determining the current estimate of these costs.

10.	Adjustment to eliminate $95.0 million in Citizens’ stockholders’ equity, reflect issuance of $98.4 million in Southern Missouri common stock, reflect estimated merger costs of $7.2 million, net of tax, and reflect provision for credit losses on non-PCD acquired loans of $2.6 million and off-balance sheet credit exposures of $5.4 million, net of tax.

11.	Adjustment reflects the yield adjustment for interest income on loans.

12.	Adjustment reflects the yield adjustment for interest income on securities.

13.	Adjustment reflects the cost of funds adjustment for interest expense on deposits.

14.	Adjustment to record provision for credit losses on non-PCD acquired loans and off-balance sheet credit exposures.

15.	Adjustment to depreciation expense to reflect adjustment to carrying value of facilities.

16.	Adjustment reflects the net increase in amortization of core deposit intangible and other intangible assets.

17.	Adjustment reflects the combined pre-tax merger-related transaction costs.

18.	Adjustment represents income tax expense on the pro-forma adjustments at an estimated effective rate of 22%, generally. Some merger-related expense is assumed to not be tax-deductible.